UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2012 (May 1, 2012)

NGL ENERGY PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-35172	27-3427920
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6120 South Yale Avenue Suite 805 Tulsa, Oklahoma 74136
(Address of principal executive offices) (Zip Code)

(918) 481-1119

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

The information regarding the Registration Rights Agreement Amendment (as defined below) set forth in Item 3.02 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 3.02.              Unregistered Sales of Equity Securities.

On May 1, 2012, NGL Energy Partners LP (the “Partnership”) completed its previously announced transaction with Downeast Energy Corp., a Maine corporation (“Downeast”).  As contemplated by the Contribution and Sale Agreement (the “Contribution and Sale Agreement”), dated April 20, 2012, by and between the Partnership and Downeast, Downeast contributed substantially all of the assets comprising its propane and distillate operations to Osterman Propane, LLC, a subsidiary of the Partnership, in exchange for cash and the issuance of 750,000 common units (“Common Units”) representing limited partnership interests in the Partnership.  The Contribution and Sale Agreement also contemplates a post-closing working capital payment for certain specified working capital items that may be payable by the Partnership or Downeast.  If the working capital payment is payable by the Partnership, the Partnership will issue up to 500,000 additional Common Units to Downeast as full or partial payment of the working capital settlement.

In connection with the completion of the Downeast transaction and as contemplated by the Contribution and Sale Agreement, the current Registration Rights Agreement of the Partnership was amended by entering into Amendment No. 3 and Joinder to First Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement Amendment”), dated May 1, 2012, by and between NGL Energy Holdings LLC (the “General Partner”) and Downeast.  The Registration Rights Agreement Amendment provides for, among other things, certain registration rights for the Common Units that were issued to Downeast at the closing of the transaction and that may be issued to Downeast as full or partial payment of the working capital settlement and increases the total number of permitted demand registrations from seven to eight.

The description of the Registration Rights Agreement Amendment is qualified in its entirety by reference to the full text of the Registration Rights Agreement Amendment, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and which is incorporated into this Item 3.02 by reference.

The Common Units were issued to Downeast in a private transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2).  The Partnership only offered the Common Units to Downeast and did not engage in any general solicitation or advertising for the offer and sale of the Common Units and Downeast represented to the Partnership that it is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act.

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Retirement of Named Executive Officer

On May 1, 2012, Stephen D. Tuttle, the President, Midstream Division of the General Partner, notified the General Partner that he intends to retire effective as of June 1, 2012.

Item 8.01.              Other Events.

On May 2, 2012, the Partnership issued a press release announcing the completion of the Downeast transaction.  A copy of the press release is furnished as Exhibit 99.1.

Item 9.01.              Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Amendment No. 3 and Joinder to First Amended and Restated Registration Rights Agreement, dated May 1, 2012, by and between NGL Energy Holdings LLC and Downeast Energy Corp.

99.1	NGL Energy Partners LP press release dated May 2, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NGL ENERGY PARTNERS LP

	By:	NGL Energy Holdings LLC,
its general partner

Date: May 4, 2012		By:	/s/ Craig S. Jones
Craig S. Jones
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Amendment No. 3 and Joinder to First Amended and Restated Registration Rights Agreement, dated May 1, 2012, by and between NGL Energy Holdings LLC and Downeast Energy Corp.

99.1	NGL Energy Partners LP press release dated May 2, 2012